     As filed with the Securities and Exchange Commission on June 5, 1998.
                                                  Registration No.
   ===========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                  ------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                  ------------

                           THE ASSOCIATED GROUP, INC.
               (Exact name of registrant as specified in charter)

        Delaware                                      51-0260858
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification Number)

                               200 Gateway Towers
                         Pittsburgh, Pennsylvania 15222
                                 (412) 281-1907
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                 THE ASSOCIATED GROUP, INC. AMENDED AND RESTATED
                   1994 STOCK OPTION AND INCENTIVE AWARD PLAN
                            (Full title of the plan)

                                Myles P. Berkman
                 Chairman, President and Chief Executive Officer
                           The Associated Group, Inc.
                               200 Gateway Towers
                         Pittsburgh, Pennsylvania 15222
                                 (412) 281-1907

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                -----------------
                                   Copies to:
    Scott G. Bruce, Esquire                       Kent A. Coit, Esquire
 The Associated Group, Inc.            Skadden, Arps, Slate, Meagher & Flom LLP
 3 Bala Plaza East, Suite 502                      One Beacon Street
Bala Cynwyd, Pennsylvania 19004               Boston, Massachusetts 02108
       (610) 660-4910                                (617) 573-4800
                                -----------------

                         CALCULATION OF REGISTRATION FEE
==================================================================================================================================

                                                 Amount            Proposed Maximum        Proposed Maximum           Amount of
                Title of                          To Be             Offering Price             Aggregate            Registration
     Securities To Be Registered (1)           Registered              Per Share            Offering Price               Fee
----------------------------------------------------------------------------------------------------------------------------------
Class B Common Stock, $.10 par value
(together with the accompanying                 1,727,438              (2)                  $4,658,047.24            $1,411.53
Preferred Stock Purchase Rights)
==================================================================================================================================

(1) This Registration Statement also covers the same number of shares Class A Common Stock, par value $ .10 per share (together with the accompanying Preferred Stock Purchase Rights), of the Registrant (the "Class A Common Stock"), which will be issuable or transferable in the event the Registrant elects to convert the Class B Common Stock into Class A Common Stock pursuant to Article Fourth of its Amended and Restated Certificate of Incorporation.
(2) Pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, the proposed maximum offering price per share is based upon the actual prices at which the options for the purchase of the securities registered hereby may be exercised, which range from $2.69 per share to $3.23 per share.

===========================================================================

                                     PART II


                 INCORPORATION OF EARLIER REGISTRATION STATEMENT

         There is incorporated herein the contents of the Registration Statement on Form S-8 (Reg. No. 33-88084) for The Associated Group, Inc. Amended and Restated 1994 Stock Option and Incentive Award Plan (the "Plan"), filed with the Securities and Exchange Commission on December 30, 1994.

Item 5.  Interests  of Named Experts and Counsel

         An opinion concerning the legality of the securities being registered has been rendered by Scott G. Bruce, General Counsel and Secretary of the Registrant. Mr. Bruce has been granted options to acquire 254,926 shares of the Registrant's Class B Common Stock at prices ranging from $2.69 per share to $8.25 per share, of which 95,926 are exercisable on the date hereof.

Item 8.  Exhibits


         Exhibit
         Number

         4.1* Restated Certificate of Incorporation of the Registrant

         4.2*              Amended and Restated By-Laws of the Registrant

         4.3** Forms of Certificates for Class A Common Stock and Class B Common Stock of the Registrant

         5                 Opinion of Scott G. Bruce, Esquire

         23.1              Consent Of Ernst & Young LLP, Independent
                           Accountants

         23.2              Consent Of KPMG Cardenas Dosal, S.C.,
                           Independent Accountants

         23.3 Consent Of Scott G. Bruce, Esquire (contained in the opinion filed as Exhibit 5 to this Registration Statement)

         24 Power of Attorney (included on the signature page of this Registration Statement)


         *Incorporated herein by reference to the forms of such documents included as Exhibits 3.1 and 3.2 to the Registrant's Registration Statement on Form 10 dated October 7, 1994, as amended by Forms 10/A dated November 4, 1994 and November 15, 1994 (File No. 0-24924).

         **Incorporated herein by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 22, 1994 (File No. 0-24924).

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on June 5, 1998.


                                      THE ASSOCIATED GROUP, INC.


                                      By:  /s/ Myles P. Berkman
                                          -------------------------
                                          Myles P. Berkman
                                          Chairman, President and
                                          Chief Executive Officer


PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED. EACH OF THE UNDERSIGNED ALSO MAKES, CONSTITUTES AND APPOINTS MYLES P. BERKMAN AND SCOTT G. BRUCE, AND EACH OF THEM ACTING ALONE, HIS TRUE AND LAWFUL ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION, TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), ANY AND ALL PRE-EFFECTIVE AND POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND ANY RELATED REGISTRATION STATEMENT AND ITS PRE-EFFECTIVE AND POST-EFFECTIVE AMENDMENTS FILED PURSUANT TO RULE 462(B) UNDER THE ACT, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEY-IN-FACT OR HIS SUBSTITUTE OR SUBSTITUTES MAY DO OR CAUSE TO BE DONE BY VIRTUE THEREOF.


                    Signature                                       Title                              Date
                     ---------                                       -----                              ----
                                                    Chairman, President, Chief Executive         June 5, 1998
                                                    Officer, Treasurer and Director
                                                    (principal executive, financial and
By     /s/ Myles P. Berkman                         accounting officer)
       --------------------------------------
       Myles P. Berkman

                                                    Executive Vice President and Director        June 5, 1998
By     /s/ David J. Berkman
       --------------------------------------
       David J. Berkman

By     /s/ Donald H. Jones                          Director                                     June 5, 1998
       --------------------------------------
       Donald H. Jones

By     /s/ Joseph A. Katarincic                     Director                                     June 5, 1998
       --------------------------------------
       Joseph A. Katarincic


                                      II-1